Exhibit 107

Calculation of Filing Fee Tables

Form F-4

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(Form Type)

TradeUP Global Corporation

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(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0001 per share	Rule 475(a) and/or (o)	18,800,009(1)(2)	9.80(3)	184,240,088.20	0.0000927	17,079.06
Fees Previously Paid	Equity	Class B ordinary shares, par value $0.0001 per share	Rule 475(a) and/or (o)	9,630,634(1)(2)	9.80(3)	94,380,213.20	0.0000927	8,749.04
	Total Offering Amounts					278,620,301.40		25,828.10(4)
	Total Fees Previously Paid							25,828.10(4)
	Total Fee Offsets
	Net Fee Due

(1)	Based on the maximum number of Class A ordinary shares, par value $0.0001 per share, of the registrant (“Class A ordinary shares”) and the maximum number of Class B ordinary shares, par value $0.0001 per share, of the registrant (“Class B ordinary shares”) estimated to be issued by the registrant upon the business combination described in the proxy statement/prospectus contained herein to the shareholders of SAITECH Limited. The number of Class A ordinary shares registered does not include Class A ordinary shares issuable upon conversion of the Class B ordinary shares being registered on a one-for-one basis.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares as reported on The Nasdaq Stock Market LLC on October 15, 2021. This calculation is in accordance with Rule 457(c) under the Securities Act.
(4)	Previously paid.